UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

MILLENNIUM ENERGY CORP.
(formerly CBp Carbon Green, Inc.)
(Exact name of registrant as specified in charter)

Commission File Number 333-139765

Nevada	98-050298
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston, Suite 22
Las Vegas, Nevada, 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-30-210-895-8786

CBp Carbon Green, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in Form 10QSB filed on August 13, 2008, on June 26, 2008, Millennium Energy Corp. (the “Company”) entered into a Mineral Property Use and Exploitation Rights Agreement (the “Agreement”) with Central European Metals S.R.O., a company duly incorporated under the laws of Slovakia (“CEM”), which Agreement was filed as Exhibit 10.1 to Form 10QSB filed on August 13, 2008 and is incorporated herein by reference. Pursuant to the terms of the Agreement the Company acquired a 100% undivided interest (subject to a 1% net refining return royalty) in a certain uranium mineral property named Spišské Vlachy - U, Mo, Cu ores located in the North Gemeric Permian Belt in Eastern Slovakia and encompassing an area of 41.4 square kilometers. The exclusive right acquired by the Company is for a duration of 25 years commencing June 30, 2008.

As consideration for its 100% undivided interest granted under the Agreement, the Company is required to issue a total of 20,000,000 restricted shares of common stock of the Company to CEM within 90 days of this Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Mineral Property Use and Exploitation Rights Agreement between the Company and CEM, as noted in Item 1.01, the Company issued to CEM 20,000,000 restricted shares of common stock of the Company on September 22, 2008. The Company believes that the issuance is exempt from registration under Regulation S promulgated under the Securities Act of 1933, as amended, as the securities were issued to CEM through an offshore transaction which was negotiated and consummated outside of the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM ENERGY CORP.

By:	/s/ Jana Whitlock
Name:	Jana Whitlock
Title	President and Director

Date: September 26, 2008